Exhibit 10.1
                                                                    ------------
                      FINANCIAL PUBLIC RELATIONS AGREEMENT

THIS FINANCIAL PUBLIC RELATIONS AGREEMENT, made as of the 15th day of September, 2005, by and between:

N-VIRO INTERNATIONAL CORPORATION, a Delaware corporation having its principal place of business located at 3450 W. Central Avenue, Suite 328, Toledo, Ohio
43606  (hereinafter  referred  to  as  "COMPANY")

                                       AND

STRATEGIC ASSET MANAGEMENT, INC. a Nevada corporation having its principal office located at 600 Boston Neck Road, North Kingstown, Rhode Island 02852 (hereinafter referred to as the "CONSULTANT"),

WITNESSETH  THAT:

WHEREAS, the COMPANY, a public corporation, requires financial public relations services and intends to employ CONSULTANT as an independent contractor consultant to provide such services, and the parties now desire a written document formalizing their relationship and evidencing the terms of their agreement;

     NOW, THEREFORE, intending to be legally bound and in consideration of the mutual promises and covenants, the parties have agreed as follows:

     1. APPOINTMENT. The COMPANY hereby appoints CONSULTANT as its non-exclusive financial public relations counsel and hereby retains and employs CONSULTANT, on the terms and conditions of this Agreement. CONSULTANT accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

2. TERM. (a) The term of this Agreement shall commence September 15, 2005 and shall terminate on September 14, 2007.

(b) Prior to the execution of this Financial Consulting Agreement, CONSULTANT has provided services to the COMPANY in anticipation of the execution of this Agreement. The compensation provided herein is intended to cover such services and CONSULTANT waives any claim to separate compensation for such previously rendered services.

(c) Services of the CONSULTANT commenced during the term of this agreement may continue beyond the term hereof, and the compensation provided herein is intended to cover any such continuation.

     3. SERVICES. (a) CONSULTANT shall act, generally, as a non-exclusive financial consultant, advising the COMPANY about strategic options to obtain financing, either debt or equity, and the obtaining of and utilization of financial public relations counsel. If COMPANY shall so request, from time to time, CONSULTANT shall introduce COMPANY to potential lenders and investors, whether insurance companies, commercial banks, merchant banks, venture capital funds, REIT's, mortgage companies, or other institutional lenders or private individuals. CONSULTANT shall have no authority to commit the COMPANY in any way or on any basis to any financing.

(b) As the COMPANY shall request or direct, CONSULTANT shall assist in establishing, and advise the COMPANY with respect to: shareholder meetings; interviews of COMPANY officers by the financial media; and interviews of COMPANY officers by analysts, market makers, broker-dealers, and other members of the financial community.

(c) CONSULTANT shall seek to make the COMPANY, its management, its products, and its financial situation and prospects, known to the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, broker-dealers, and other members of the financial community.

(d) As the COMPANY shall request or direct, CONSULTANT shall act, generally, as a financial public relations counselor to the COMPANY, including: (1) introducing the COMPANY to broker-dealers, market makers, banks, financial advisors, financial institutions and potential investors; (2) introducing the COMPANY to potential business partners and customers; and (3) arranging interviews and analyst meetings, and securing invitation of the COMPANY to appropriate conferences and business events, and similar financial public relations events.

     4. LIMITATIONS ON SERVICES. The parties recognize that certain responsibilities and obligations are imposed by U. S. federal and state securities laws and by various foreign securities laws as well as by the applicable rules and regulations of U. S. and foreign stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, CONSULTANT agrees:

     (a) CONSULTANT shall NOT release any financial or other information or data about the COMPANY without the consent and approval of the COMPANY.

     (b) CONSULTANT shall NOT conduct any meetings with financial analysts without informing the COMPANY in advance of the proposed meeting and the format or agenda of such meeting and the COMPANY may elect to have a representative of the COMPANY attend at such meeting. CONSULTANT shall inform the COMPANY promptly following any such meeting of the exact content of such meeting, so that the COMPANY can comply with its obligations under state and federal securities laws, including without limitation, Regulation FD.

     (c) CONSULTANT shall NOT release any information or data about the COMPANY to any selected or limited person(s), entity, or group unless the COMPANY has pre-approved the release of such information.

     (d) After notice by the COMPANY of filing for a proposed public offering of securities of the COMPANY, and during any period of restriction on publicity, CONSULTANT shall not engage in any public relations efforts not in the normal course without approval of counsel for the COMPANY and of counsel for the underwriter(s), if any.

     (e) CONSULTANT shall NOT take any action or advise or knowingly permit the COMPANY to take any action, which would violate any foreign securities laws or rules and regulations issued thereunder.

     (f) After notice by the COMPANY of any placement of its securities pursuant to the provisions of Regulation S and during any period of restriction on publicity, CONSULTANT shall NOT violate the publicity provisions of Regulation S.

     5. DUTIES OF COMPANY. (a) COMPANY shall supply CONSULTANT, on a regular and timely basis, with all approved data and information about the COMPANY, its management, its products, and its operations and COMPANY shall be responsible for advising CONSULTANT of any facts which would affect the accuracy of any prior data and information previously supplied to CONSULTANT so that CONSULTANT may take corrective action.

     (b) COMPANY shall promptly supply CONSULTANT: with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all filings with all U. S., Canadian and European stock exchanges; with full and complete copies of all shareholder reports and communications whether or not prepared with CONSULTANT's assistance; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc.

     (c) COMPANY shall promptly notify CONSULTANT of the filing of any registration statement for the sale of securities, the making of any placement pursuant to Regulation S, and of any other event which triggers any restrictions on publicity, together with a statement as to the countries included within the publicity restriction requirements.

     (d) COMPANY shall contemporaneously notify CONSULTANT if any information or data being supplied to CONSULTANT has not been generally released or promulgated.

     6. REPRESENTATION AND INDEMNIFICATION. (a) The COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, material information, and material data which it supplies to CONSULTANT and the COMPANY acknowledges its awareness that CONSULTANT will rely on such continuing representation in disseminating such information and otherwise performing their public relations functions.

     (b) CONSULTANT, in the absence of notice in writing from COMPANY, will rely on the continuing accuracy of material, information, and data supplied by the COMPANY.

     (c) COMPANY hereby agrees to indemnify CONSULTANT against, and to hold CONSULTANT harmless from, any claims, demands, suits, loss, damages, and etc. arising out of CONSULTANT's reliance upon the accuracy and continuing accuracy of such material facts, material information, and material data, unless CONSULTANT has been negligent in fulfilling its duties and obligations hereunder.

     (d) COMPANY hereby agrees to indemnify CONSULTANT against, and to hold CONSULTANT harmless from, any claims, demands, suits, losses, damages, etc. arising out of CONSULTANT's reliance on the information supplied to CONSULTANT by the COMPANY and approved for public disclosure, unless CONSULTANT has been negligent in fulfilling their duties and obligations hereunder.

     7. COMPENSATION. (a) For its services hereunder COMPANY shall issue to CONSULTANT One Hundred Twenty Thousand (120,000) shares of its common stock (the "Shares") and One Hundred Twenty Thousand (120,000) Common Stock Purchase Warrants to purchase an equal number of shares of COMPANY's common stock (the "Warrants"), for an exercise period or term ending on September 14, 2010, at an exercise price of One and 84/100 Dollars ($1.84). The Shares and the Warrants to be issued to CONSULTANT for its services (as well as any shares issued upon exercise of the Warrants) are being issued in a private transaction pursuant to an exemption under Section 4(2) of the Securities Act of 1933. CONSULTANT represents that the Shares and the Warrants are being acquired for investment and not with a view to transfer, distribution or other disposition of any thereof, and agrees to hold such Shares and Warrants and not to distribute, transfer or otherwise dispose of any of the same except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the COMPANY that the share are exempt from such registration. Certificates issued for the shares shall bear the restrictive legend set forth on Exhibit A hereto, and the COMPANY shall issue "Stop Transfer" instructions to its Transfer Agent with respect to the Shares and the Warrants. All Shares and Warrants shall be issued by September 30, 2005.

     (b) COMPANY shall reimburse CONSULTANT for all reasonable costs incurred by CONSULTANT in providing the foregoing services, including but not limited to wire service distribution costs, out-of-pocket expenses for travel, entertainment, telephone/facsimile charges, and postage and delivery service charges (e.g., Federal Express) as well as compensation to third party vendors, copywriters, staff writers, art and graphic personnel, printing, etc. CONSULTANT shall obtain COMPANY's prior written consent to all costs in excess of $1,000 and shall provide adequate documentation of all costs for which reimbursement is sought.

     (c) For all special services, not within the scope of this Agreement, COMPANY shall pay CONSULTANT such fees, costs, and expenses as, and when, the parties shall determine in advance of performance of the special services provided that COMPANY has agreed in advance in writing to the performance of the special services on behalf of the COMPANY.

     8. CONFIDENTIAL INFORMATION. (a) The relationship between COMPANY and CONSULTANT will be one of trust and confidence and there may have been and/or may be financial information, related trade secrets and proprietary business information of COMPANY disclosed or made accessible to CONSULTANT which may include, but not be limited to, the records of COMPANY dealing with sales, income, clients, services, products, prices, and other items relative thereto (collectively and individually referred to as the "Confidential Information"). COMPANY may, in its discretion, provide CONSULTANT with such promotional materials, financial data and projections, corporate data sheets or other similar information, and other materials relative thereto (collectively and individually referred to as the "Information Materials").

(b) CONSULTANT acknowledges that the Confidential Information and Information Materials are extremely valuable and important assets of COMPANY and that the unauthorized use of the Confidential Information and/or Information Materials would cause irreparable economic and business injury to COMPANY.

(c) CONSULTANT shall hold the Confidential Information and Information Materials in strict confidence and in trust for COMPANY and shall not disclose or otherwise communicate, provide or reveal in any manner whatsoever any of the Confidential Information and Information Materials to any person or entity without the prior written consent of COMPANY.

(d) The Confidential Information and Information Materials shall be used solely for the benefit of COMPANY and no other purposes without the express written consent of COMPANY.

(e) Upon termination of this Agreement, CONSULTANT shall return to COMPANY, without demand from COMPANY, and CONSULTANT shall not retain, any Confidential Information and Information Materials disclosed or provided to CONSULTANT, including, but not limited to, all originals, copies, reproductions, notes, facsimiles, samples and products thereof.

(f) CONSULTANT acknowledges that the Confidential Information and Information Materials, regardless of form, are, and shall always remain, the sole and exclusive property of COMPANY.

(g) CONSULTANT shall indemnify, defend and hold COMPANY harmless against the loss, damage or destruction of the Confidential Information and Information Materials, including the reimbursement of COMPANY for any costs or fees (including attorneys' fees) incurred by COMPANY in reacquiring, protecting and/or defending the Confidential Information and Information Materials, and the cost of any non-compliance with securities laws caused by any such loss, damage or destruction.

     9. RELATIONSHIP OF PARTIES. CONSULTANT is an independent contractor, responsible for compensation of its own agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workmen's compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties and no party is intended to have any interest in the business or property of the other by reason of this Agreement.

     10. TERMINATION. This Agreement may be terminated by either the Company or the CONSULTANT prior to the expiration of the term provided in Paragraph 2 above as follows:

     (a) Upon failure of the other party to cure a default under, or a breach of, this agreement within thirty (30) days after written notice is given as to such default or breach by the terminating party;

     (b) Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

     (c)  Upon  the other party taking the benefit of any insolvency law; and/or

     (d) Upon the other party having or applying for a receiver appointed for all or a substantial part of such party's assets or business.

     11. ATTORNEY FEES. Should a party default in the terms or conditions of this Agreement and suit be filed as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees, expenses and court costs through trial and appeal.

     12. WAIVER OF BREACH. The waiver by a party of a breach of any provision of this Agreement by another party shall not operate or be construed as a waiver of any subsequent breach by the breaching party.

     13. ASSIGNMENT. The rights and obligations of the parties under this Agreement related to the provision of personal services, and such rights and obligations may not be assigned without the prior written consent of the parties.

     14. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, to the principal office of the party being notified.

     15. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may be modified only be agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

     16. GOVERNING LAW. This Agreement shall be a contract made in the State of Delaware and shall be interpreted and governed by, and construed in accordance with, the laws of the State of Delaware.

     17. TAXES. Any and all taxes, excises, assessments, levies, interest and penalties, which may be assessed, levied, demanded, or imposed by any governmental agency in connection with this Agreement, shall be paid by the party upon which they are imposed and shall be the sole obligation of such party.

     18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.
                              N-VIRO  INTERNATIONAL  CORPORATION

                              By:  /s/  Daniel  Haslinger
                                  -----------------------


                              STRATEGIC  ASSET  MANAGEMENT,  INC.

     By:  /s/  Robert  Cooke
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

                                    EXHIBIT A

                   Restrictive Legend for Shares and Warrants

THE [SHARES] [WARRANTS] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION AND COMPLIES WITH THE REQUIREMENTS OF ANY APPLICABLE STATE SECURITIES LAWS.